Exhibit 31(a)
Rule 13a-14(a)/15d-14(a) Certification

I, Mary B. Halsey, certify that:

1.	I have reviewed this report on Form 10-K/A of Cecil Bancorp, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

B	/s /s/ Mary B. Halsey	April 27, 2012
	Mary B. Halsey	Date
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31(b)
Rule 13a-14(a)/15d-14(a) Certification

I, R. Lee Whitehead, certify that:

1.	I have reviewed this report on Form 10-K/A of Cecil Bancorp, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

B:	/s/ R. Lee Whitehead	April 27, 2012
	R. R. Lee Whitehead	Date
Vice President and Chief Financial Officer
( Principal Financial Officer)